Exhibit 4.6

                                     FORM OF

                              CERTIFICATE OF TRUST
                                       FOR
                  HARTFORD LIFE GLOBAL FUNDING TRUST 20[-]-[-]

     This Certificate of Trust of Hartford Life Global Funding Trust 20[-]-[-], is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

          1. NAME. The name of the statutory trust formed hereby is Hartford Life Global Funding Trust 20[-]-[-], (the "Trust").

          2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is:

               Wilmington Trust Company
               Rodney Square North, 1100 North Market Street
               Wilmington, Delaware 19890-0001
               Attention: Corporate Trust Administration

          3. EFFECTIVE DATE. This Certificate of Trust shall be filed on [-], 20[-] with an effective date of the same date.

               IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.


                                     WILMINGTON TRUST COMPANY, not in its
                                     individual capacity but solely as trustee


                                     By:
                                        -----------------------------
                                     Name:
                                     Title: